Exhibit 99.1

News Release

Contacts:

Scott N. Greenberg	Sharon Esposito-Mayer	Ann M. Blank
Chief Executive Officer	Chief Financial Officer	Investor Relations
(410) 379-3640	(410) 379-3636	(410) 379-3725

GP Strategies Announces Completion of Acquisition of Via Training, LLC

Elkridge, MD. October 9, 2007. Global performance improvement solutions provider General Physics Corporation (GP), the operating subsidiary of GP Strategies Corporation (NYSE: GPX), announced today that it has acquired Via Training, LLC (Via), a custom e-learning sales training company. The cash purchase price paid at closing was $1.8 million. In addition, GP may be required to pay up to an additional $3.3 million, contingent upon Via achieving certain earnings targets during the two twelve-month periods following the completion of the acquisition.

Via offers custom e-learning sales training and GP anticipates that Via will generate approximately $8 million of revenue on an annual basis. The acquisition is anticipated to be accretive to earnings per share. Via has an exceptional reputation for providing e-learning product sales training solutions, having won industry awards for its work. The acquisition of Via will enhance GP’s existing e-learning custom product sales training service offering mix. GP will support the needs of Via’s current customers and intends to support the expansion of Via’s solutions offerings worldwide and offer innovative solutions to existing clients of GP. This acquisition is consistent with GP’s strategy of being a full-service provider of custom learning solutions to its Fortune 500, government and other customers.

Scott N. Greenberg, Chief Executive Officer of GP Strategies, stated: “The acquisition of Via is strategically significant to the Company. One of the Company’s key initiatives for the second half of 2007 is to expand upon our prior acquisition of Sandy Corporation and to take our custom product sales training beyond the Automotive Industry. Via significantly accelerates this strategy and establishes GP as a leader in product sales training. Our total sales training initiative will now approach $90 million in annualized revenue with a résumé of clients in the Automotive, Manufacturing, Software, Electronics and Financial Services Industries. This experience strengthens our ability to offer these services to current and future clients of GP.”

About GP

GP Strategies, whose principal operating subsidiary is General Physics Corporation, is a NYSE listed company (GPX). GP is a global provider of training, e-Learning solutions, management consulting and engineering services. Through its Sandy Corporation and Via Training divisions, GP provides custom sales training services. GP’s solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information about GP Strategies may be found at www.gpstrategies.com and about General Physics Corporation at www.gpworldwide.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward looking statements. Forward–looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results. We use words such as “expects”, “intends”, “believes”, “may”, “will” and “anticipates” to indicate forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, but not limited to, those factors set forth under Item 1A, Risk Factors, in our 2006 Annual Report on Form 10-K and those other risks and uncertainties detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. These risk factors include, without limitation, the risk that: Via might lose important customers; increased competition could materially adversely impact Via’s revenues; GP might not succeed in expanding Via’s business as expected; GP might not effectively manage business growth; and GP’s strategy of expanding its custom sales training might not be effective. We caution that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the effect, if any, of the new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ from those expressed or implied by these forward-looking statements.

If any one or more of these expectations and assumptions proves incorrect, actual results will likely differ materially from those contemplated by the forward-looking statements. Even if all of the foregoing assumptions and expectations prove correct, actual results may still differ materially from those expressed in the forward-looking statements as a result of factors we may not anticipate or that may be beyond our control. While we cannot assess the future impact that any of these differences could have on our business, financial condition, results of operations and cash flows or the market price of shares of our common stock, the differences could be significant. We do not undertake to update any forward-looking statements made by us, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

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